EXHIBIT 23

                         Consent Of Independent Auditors



         We consent to the incorporation by reference in the Registration Statements No. 333-111004, 333-109220, 333-70862, 333-45750, 333-88899,
333-43117, 333-22323, 033-56145, and 033-56147 on Form S-8 and Registration
Statements No. 333-91966 and 333-98741 on Form S-3 of Charming Shoppes, Inc., of our report dated March 17, 2004, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 2004.






                                                         /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 8, 2004